UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

Sport Endurance Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Broadway, 19th Floor, New York, NY 10038	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2016, shareholders holding 55,030,600 shares of the outstanding common stock of Sport Endurance, Inc. (the “Company”), representing approximately 71% of the Company’s outstanding shares, acted by written consent to remove the Company’s existing members of the Board of Directors (the “Board”), and in their place appoint David Lelong as the sole director of the Company. Previously, on February 4, 2016, shareholders representing a majority of the outstanding common stock of the Company acted by written consent to remove the Company’s directors and appoint Mr. Lelong as sole director of the Company, and following the February 4, 2016 shareholder action, as previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the same date, Mr. Lelong, acting as sole director, replaced Mr. Gerald Ricks as President, Chief Executive Officer and Chairman of the Company. However, under Nevada law, directors may be removed only by shareholders representing two-thirds of outstanding shares; consequently the February 4, 2016 shareholder action was not valid, and on April 25, 2016 the Company sought, and received, new approval from shareholders representing a sufficient percentage of outstanding shares to act validly under Nevada law.

On April 29, 2016, the Board acted to ratify the removal of Mr. Ricks from all positions held by him as an executive officer of the Company, and also ratified the appointment of Mr. Lelong as President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board.

On April 29, 2016, the Board also ratified an oral agreement with Mr. Lelong, effective February 1, 2016, pursuant to which he will receive an annual salary of $96,000 for serving as an executive officer of the Company.

For the past five years, Mr. Lelong, 39, has served as a consultant to businesses and entrepreneurs in the development of products and sales channels that can be scaled through the use of direct marketing. As previously disclosed in the Company’s filings with the Securities and Exchange Commission, effective February 4, 2016, Mr. Lelong purchased 52.2% of the Company’s outstanding common stock from a third party to become the Company’s controlling shareholder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2016, shareholders holding approximately 71% of the Company’s outstanding shares acted by written consent to amend the Company’s bylaws. The bylaws are attached as Exhibit 3.2 to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosure under Item 5.02 and Item 5.03, above, concerning the action of the Company’s shareholders by written consent is incorporated herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.2	Bylaws, effective April 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: April 29, 2016	By: /s/ David Lelong
Name:  David Lelong
Title:  Chief Executive Officer